Exhibit 99.2

Earnings Call Presentation 1st Quarter 2012 April 30, 2012
Safe Harbor Statement Our disclosures in this presentation, including without limitation, those relating to future financial results guidance, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Those statements provide our future expectations or forecasts and can be identified by our use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "outlook," and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. A more detailed discussion of the risks and uncertainties that may affect our ability to achieve the projected performance is included in the "Risk Factors" and "Management's Discussion and Analysis" sections of our recent reports on Forms 10-K and 10-Q filed with the SEC. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-GAAP financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations of our website at www.armstrong.com. The guidance in this presentation is only effective as of the date given, April 30, 2012, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. 2
All figures throughout the presentation are in $ millions unless otherwise noted. Figures may not add due to rounding. Basis of Presentation Explanation When reporting our financial results within this presentation, we make several adjustments. Management uses the non-GAAP measures below in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. As reported results will be footnoted throughout the presentation. 3 We report in comparable dollars to remove the effects of currency translation on the P&L. The budgeted exchange rate for the current year is used for all currency translations in the current year and prior years. We remove the impact of discrete expenses and income. Examples include plant closures, restructuring actions, and other large unusual items. Taxes for normalized Net Income and EPS are calculated using a constant 40% for 2012 and 42% for 2011, which are based on the full year historical tax rate. Comparable Dollars Other Adjustments Net Sales Yes No Gross Profit Yes Yes SG&A Expense Yes Yes Equity Earnings Yes Yes Operating Income Yes Yes Net Income Yes Yes Cash Flow No No Return on Capital Yes Yes EBITDA Yes Yes What Items Are Adjusted
As reported Net Sales: $668 million in 2012 and $685 million in 2011 As reported Operating Income : $42 million in 2012 and $52 million in 2011 As reported EPS: $0.31 in 2012 and $0.23 in 2011 Excludes special dividend of $8.55 per share (~ $500M) paid April 10, 2012 Key Metrics - First Quarter 2012 2012 2011 Variance Net Sales (1) $663 $677 (2.0)% Operating Income (2) 57 66 (13.9)% % of Sales 8.6% 9.8% (120) bps EBITDA 82 93 (11.3)% % of Sales 12.4% 13.7% (130) bps Earnings Per Share (3) $0.47 $0.51 (7.4)% Free Cash Flow (50) (44) (13.6)% Net Debt 409(4) 604 (195) 4
2012 2011 V EBITDA- Adjusted $82 $93 ($11) Depreciation and Amortization (25) (27) 2 Operating Income - Adjusted $57 $66 ($9) Foreign Exchange Movements 1 1 - Cost Reduction Initiatives (2) (5) 3 Accelerated Depreciation (not included above) (9) (5) (4) Restructuring - (5) 5 Impairments (5) - (5) Operating Income - As Reported $42 $52 ($10) Interest (Expense) (11) (14) 3 EBT $31 $38 ($7) Tax (Expense) (13) (24) 11 Net Income $18 $14 $4 First Quarter 2012 vs. PY- Adjusted EBITDA to Reported Net Income 5
First Quarter Sales and EBITDA by Segment - 2012 vs. PY 6
($12) EBITDA Bridge - First Quarter 2012 vs. Prior Year 7 $7 $4 $5 ($3)
Free Cash Flow - First Quarter 2012 vs. Prior Year 8
2012 Estimate Range 2012 Estimate Range 2012 Estimate Range 2011 Variance Variance Variance Net Sales(1) 2,900 to 3,000 2,819 3% to 6% Operating Income(2) 310 to 350 272 14% to 29% EBITDA 420 to 460 377 11% to 22% Earnings Per Share(3) $2.65 to $3.05 $2.23 19% to 37% Free Cash Flow 50 to 100 170 (71%) to (41%) Sales figures include foreign exchange impact As reported Operating Income: $270 - $310 million in 2012 and $239 million 2011 As reported earnings per share: $2.35- $2.75 in 2012 and $1.90 in 2011 Key Metrics - Guidance 2012 9
2012 Financial Outlook $25 - $35 million increase Adjusted Gross Margin +100 to +150 bps vs. 2011 $12 million; 60% manufacturing, 40% SG&A $0 - $5 million vs. 2011 $10 - $20 million. Adjusted ETR of ~40% Sales $740 - $780 million EBITDA $105 - $125 million $240 - $270 million $10 - $15 million associated with already announced actions Raw Material & Energy Inflation Manufacturing Productivity U.S. Pension Credit* Earnings from WAVE Cash Taxes/ETR Q2 Capital Spending Exclusions from EBITDA* 10 * Changed from February Outlook
Appendix 11
2012 Estimate Range 2012 Estimate Range 2012 Estimate Range Adjusted Operating Income 310 to 350 D&A 110 110 110 Adjusted EBITDA 420 to 460 Changes in Working Capital (20) to - Capex (240) to (270) Pension Credit (12) (12) (12) Interest Expense (50) to (55) Cash Taxes (10) to (20) Other, including cash payments for restructuring and one-time items (20) (20) (20) Free Cash Flow 50 to 100 Adjusted Operating Income to Free Cash Flow 12
First Quarter First Quarter First Quarter First Quarter First Quarter First Quarter First Quarter First Quarter First Quarter 2012 Reported Comparability(1) Adjustments FX(2) Adj 2012 Adjusted 2011 Reported Comparability(1) Adjustments FX(2) Adj 2011 Adjusted Net Sales 668 - (5) 663 685 - (8) 677 Operating Income 42 16 (1) 57 52 15 (1) 66 EPS $0.31 $0.17 ($0.01) $0.47 $0.23 $0.29 ($0.01) $0.51 See earnings press release and 10-Q for additional detail on comparability adjustments Eliminates impact of foreign exchange movements Consolidated Results 13
First Quarter First Quarter First Quarter First Quarter First Quarter First Quarter First Quarter 2012 Reported Comparability(1) Adjustments 2012 Adjusted 2011 Reported Comparability(1) Adjustments 2011 Adjusted Building Products 43 15 58 62 6 68 Resilient Flooring 11 1 12 (1) 8 7 Wood Flooring 2 - 2 3 - 3 Cabinets (1) - (1) (1) - (1) Unallocated Corporate (Expense) Income (13) (1) (14) (11) - (11) Segment Operating Income (Loss) 14 Eliminates impact of foreign exchange movements and non-recurring items; see earnings press release and 10-Q for additional detail
First Quarter First Quarter ($ millions) 2012 2011 Net cash from operations ($33) ($36) Net cash (used for) investing (16) (8) Add back (subtract) adjustments to reconcile to free cash flow Restricted cash (1) - Free Cash Flow ($50) ($44) Cash Flow 15